Exhibit 1.1

UNDERWRITING AGREEMENT

January 25, 2021

ViewTrade Securities, Inc.

7280 W. Palmetto Park Road

Suite 310

Boca Raton, Florida 33433

As Representative of the Underwriters named on Annex A hereto

Ladies and Gentlemen:

The undersigned, EZGO Technologies Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (the “Underwriters” and each an “Underwriter”), for whom ViewTrade Securities, Inc. is acting as representative (in such capacity, the “Representative,” and if there are no underwriters other than the Representative, references to multiple underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) to issue and sell to the Underwriters an aggregate of 2,800,000 ordinary shares, $0.001 par value per share (“Ordinary Shares”), of the Company (the “Firm Shares”). The Company has also granted to the Representative an option (the “Over-allotment Option”) to purchase up to 420,000 additional Ordinary Shares, on the terms and for the purposes set forth in Section 1(b) hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Agreement are herein collectively called the “Securities.” The offering and sale of securities contemplated by this Agreement is referred to herein as the “Offering.”

(1) Purchase of Securities/Consideration.

a. Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, severally and not jointly, an aggregate of 2,800,000 Firm Shares at a purchase price equal to the public offering price net of (i) an underwriting discount equal to seven (7) percent of the public offering price of the securities being offered (the “Underwriting Fee”), and (ii) a non-accountable expense allowance of one (1) percent of the gross proceeds of the Offering, or $3.68 per share. The Underwriters, severally and not jointly, agree to purchase from the Company the Firm Shares set forth opposite their respective names on Annex A attached hereto and made a part hereof.

b. Option Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option, severally and not jointly, to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 45 days after the date of the Prospectus (as defined below) upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option and the date and time, as determined by the Representative, when the Option Shares are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second Business Day (as defined below) or later than the tenth Business Day after the date on which the option shall have been exercised. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

c. Commission and Expenses. In consideration of the services to be provided hereunder, the Company shall pay the Underwriters or their respective designees as set forth in Section 1(a) and, as applicable, Section 1(b). In addition, the Company shall reimburse the Representative for certain out-of-pocket accountable expenses, as set forth in Section 4(i), which reimbursement shall be reduced by any Advances (as defined below) previously paid to the Representative. To the extent that the Underwriters’ incurred expenses are less than the Advances previously paid, the Underwriters will return to the Company that portion of the Advances not offset by out-of-pocket accountable expenses.

d. Representative’s Warrant. The Company hereby agrees to issue to the Representative (and/or its designees) on the (i) First Closing Date, warrants to purchase such number of Ordinary Shares equal to ten (10) percent of the Firm Shares issued at such and Closing and (ii) on the Second Closing Date, if and as applicable, warrants to purchase such number of Ordinary Shares equal to ten percent (10%) of the Option Shares issued at such Closing, if and as applicable (collectively, the “Representative’s Warrants”). The Representative’s Warrant may be exercised by the payment of cash or via cashless exercise, shall be exercisable for a period of five years from the Effective Date (as defined below) of the Registration Statement (as defined below) and will terminate on the fifth anniversary of the Effective Date of the Registration Statement. The exercise price of the Representative’s Warrant is equal to one hundred and ten (110) percent of the public offering price of a Security. The Representative’s Warrant and the Ordinary Shares issuable upon exercise of the Representative’s Warrant will be deemed compensation by FINRA (as defined below), and therefore will be subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(e)(1), neither the Representative’s Warrant nor any of the Ordinary Shares issued upon exercise of the Representative’s Warrant may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of nine (9) months beginning on the date of commencement of sales of the Offering, subject to certain exceptions as set forth in FINRA Rule 5110(e)(2).

(2) Delivery and Payment.

a. Delivery of and Payment for Securities. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on January 28, 2021 or at such other time as shall be agreed upon in writing by the Representative and the Company, and, with respect to the Option Shares, 10:00 A.M., Eastern time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Option Shares, or at such other time as shall be agreed upon in writing by the Representative and the Company. The hour and date of delivery of and payment for the Firm Shares is called the “First Closing Date,” and the time and date for delivery of the Option Shares, if not the First Closing Date, is called a “Second Closing Date,” and each such closing of the payment of the purchase price for, and delivery of the Securities is referred to herein as a “Closing.” Each Closing shall be at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company, and each Closing may be undertaken by remote electronic exchange of Closing documentation. Payment for the Securities shall be made on the applicable Closing Date by wire transfer in Federal (same day) funds upon delivery to the Representative of the Securities through the full fast transfer facilities of the Depository Trust Company (the “DTC”) for the account of the Underwriters. The Securities shall be registered in such names and in such denominations as the Representative may request in writing at least two Business Days prior to the applicable Closing Date. The Company shall not be obligated to sell or deliver the Securities to be purchased on such Closing Date except upon tender of payment by the Representative for all such Securities.

b. Escrow Agreement. Concurrently with the execution and delivery of this Agreement, the Company, the Representative and Pearlman Law Group LLP, as escrow agent (the “Escrow Agent”), shall enter into an escrow agreement (the “Escrow Agreement”), pursuant to which $500,000 in proceeds from the Offering shall be deposited by the Company at Closing in an escrow account (the “Escrow Account”). All remaining funds in the Escrow Account that are not subject to an indemnification claim as of the 12-month period following the First Closing Date will be returned to the Company in accordance with the terms of the Escrow Agreement. The Company shall pay the reasonable fees and expenses of the Escrow Agent.

(3) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the First Closing Date and the Second Closing Date (as if made at such Closing Date):

a. Filing of Registration Statement. The Company has filed with the Commission a registration statement, and an amendment or amendments thereto, on Form F-1 (File No. 333-249687), including any related prospectus or prospectuses, for the registration of the Securities under the Securities Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Securities Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act (the “Rule 430A Information”), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion and filed with the Commission on December 15, 2020, that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

For purposes of this Agreement:

“Applicable Time” means 5:00 p.m., Eastern Time, on January 25, 2021.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies are authorized or obligated by law to close in Florida.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Date” means the date and time that the Registration Statement became effective.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), including any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Marketing Materials” means written roadshow materials prepared by or on behalf of the Company and used or referred to by the Company or with the Company’s express consent.

“Offering” means the offering and sale of the Securities.

“Pricing Disclosure Package” means the Pricing Prospectus, any Permitted Free Writing Prospectuses set forth on Schedule II and the information included on Schedule I hereto, all considered together.

“Registration Statement” means the registration statement referred to in Section 3(a) hereof including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended, on the Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A,” “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

“SEC Filings” means any filings made by the Company with the Commission.

“Trading Day” means any day on which the Exchange is open for trading.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

b. Disclosures in Registration Statement.

i. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T;

ii. Neither the Registration Statement nor any amendment thereto, at the time each part thereto became effective pursuant to the Securities Act, as of the date of this Agreement, at the First Closing Date or at the Second Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of (i) the name of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus and (ii) the sub-sections titled “Discounts and Expenses”, “Representative’s Warrants”, “Indemnification”, “Lock-Up Agreements”, “Right of First Refusal”, “Pricing of the Offering”, “Electronic Offer, Sale and Distribution of Securities”, “Price Stabilization, Short Positions and Penalty Bids”, “Passive Market Making”, “Potential Conflicts of Interest”, “Other Relationships”, “No Sales of Similar Securities”, and “Selling Restrictions outside the United States”, in each case under the caption “Underwriting” in the Prospectus (the “Underwriter Information”);

iii. The Pricing Disclosure Package, as of the Applicable Time, as of the date of this Agreement, and at the First Closing Date and the Second Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter Information. Each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter Information; and

iv. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at the First Closing Date or the Second Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter Information.

c. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which any of the Company or its Subsidiaries (as defined below) is a party or by which any of them is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or (ii) that is material to the business of the Company and its Subsidiaries, has been duly authorized and validly executed by the Company or a Subsidiary, as applicable, is in full force and effect in all material respects and is enforceable against the Company or such Subsidiary, as applicable, and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by any of the Company or its Subsidiaries, and neither the Company or such Subsidiary, as applicable, nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company or a Subsidiary, as applicable, of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority, agency or court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or any of their respective assets or businesses, including those relating to environmental laws and regulations, except to the extent that the violation would not result in a Material Adverse Change (as defined below).

d. Good Standing. The Company has been duly formed, is validly existing as a company limited by shares in good standing under the laws of the British Virgin Islands, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change.

e. Subsidiaries. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule III hereto. Each of the Subsidiaries has been duly formed, is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus; all of the outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid and non-assessable and, except as described in the Pricing Disclosure Package and the Prospectus, are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control, except as described in the Pricing Disclosure Package and the Prospectus.

f. VIE Organization. Each of Jiangsu Baozhe Electric Technologies Co., Ltd. (“Jiangsu Baozhe”), an enterprise established under the laws of the PRC controlled by Changzhou Jiekai New Energy Technology Co., Ltd. (“EZGO WFOE”) through the VIE Agreements (as defined below), and its direct and indirect subsidiaries has been duly organized and is validly existing as a limited liability company under the laws of the PRC, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus; 100% of the equity interests of Jiangsu Baozhe are indirectly controlled by the Company through contractual arrangements as described in the Pricing Disclosure Package and the Prospectus (the “VIE Agreements”), and such equity interests are free and clear of all liens, encumbrances, equities or claims except for the pledge of the equity interests under the VIE Agreements and as described in the Pricing Disclosure Package and the Prospectus; and the articles of association, the business license and other constituent documents of Jiangsu Baozhe comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect.

g. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Pricing Disclosure Package and the Preliminary Prospectus.

h. Regulations.

i. The disclosures in the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed pursuant to the Securities Act in the Registration Statement, the Pricing Disclosure Package or the Prospectus which are not so disclosed.

ii. Except as described in the Pricing Disclosure Package and the Prospectus, each of the Company and its Subsidiaries has complied, and has taken all steps to ensure compliance, in material respects, by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies in effect on the applicable Closing Date (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange) (the “SAFE”) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, requesting each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

iii. The Company is aware of and has been advised as to the content of the Provisions on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations, implementation rules, revisions in connection with or related thereto in effect on the applicable Closing Date (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Securities, the listing and trading of the Securities on the Exchange (as defined below) and the consummation of the transactions contemplated by this Agreement, the Escrow Agreement and the Representative’s Warrant (A) are not and will not be, as of the date hereof or at the applicable Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (B) do not require the prior approval of the CSRC.

i. Absence of Certain Events. Except as contemplated in the Pricing Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there has not been any change in the share capital (other than a change in the number of outstanding Ordinary Shares of the Company due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities of the Company), or any issuance of options, warrants, convertible securities or other rights to purchase the share capital of the Company or any of its Subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Change”), or any development which would reasonably be expected to result in any Material Adverse Change.

j. Independent Accountants. Marcum Bernstein & Pinchuk LLP (the “Auditor”), which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (iii) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

k. Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the requirements of the Securities Act and fairly present the financial position and the results of operations of the Company and its Subsidiaries at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Item 10 of Regulation S-K of the Securities Act. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company and its Subsidiaries with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Company and its Subsidiaries.

l. Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding Ordinary Shares, are duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the share capital of the Company, including the Ordinary Shares, conforms to the description thereof in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus, (i) there are no pre-emptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Ordinary Shares pursuant to the Company’s charter, by-laws (or other organizational documents) or any agreement or other instrument to which the Company is a party or by which the Company is bound, (ii) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Ordinary Shares or other securities of the Company (collectively “Registration Rights”), and (iii) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after the date that is 180 days after the date of the Prospectus. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus under the caption “Capitalization.” The Ordinary Shares (including the Securities) conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

m. Validity and Binding Effect of Agreements. Each of this Agreement, the Escrow Agreement and the Representative’s Warrant has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

n. No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Escrow Agreement and the Representative’s Warrant, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company and the Subsidiaries pursuant to the terms of any agreement or instrument to which any of the Company or the Subsidiaries, as applicable, is a party; (ii) result in any violation of the provisions of the Company’s Memorandum and Articles of Association (as the same may be amended or restated from time to time, the “Organizational Documents”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority as of the date hereof, except in the case of (i) or (iii), such as would not result in a Material Adverse Change.

o. No Defaults; Violations. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which any of the Company or its Subsidiaries is a party or by which any of the Company or its Subsidiaries may be bound or to which any of their respective properties or assets is subject. None of the Company or its Subsidiaries is (i) in violation of any term or provision of its constitutive or organizational documents, or (ii) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental authority, except such as would not result in a Material Adverse Change.

p. Corporate Power; Licenses; Consents.

i. Conduct of Business. Each of the Company and its Subsidiaries has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Pricing Disclosure Package and the Prospectus.

ii. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, the Escrow Agreement and the Representative’s Warrant and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement,the Escrow Agreement and the Representative’s Warrant and as contemplated by the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

q. D&O Information. All information concerning the Company’s directors, officers and principal shareholders described in the Pricing Disclosure Package and the Prospectus, is true and correct in all material respects and the Company has not become aware of any information which would cause such information to become materially inaccurate or incorrect.

r. Litigation; Governmental Proceedings. Except as set forth in the Pricing Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (i) to which the Company or any Subsidiary is a party or (ii) which has as the subject thereof any officer or director of, any employee benefit plan sponsored or any property or assets owned or leased by, the Company or any Subsidiary before or by any court or governmental authority, or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Escrow Agreement and the Representative’s Warrant or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any Subsidiary is subject or (y) which has as the subject thereof any officer or director of, any employee plan sponsored by or any property or assets owned or leased by, the Company or any Subsidiary, that are required to be described in the Registration Statement, Pricing Disclosure Package and Prospectus and that have not been so described.

s. Insurance. Except as disclosed in the Pricing Disclosure Package and the Prospectus, each of the Company and its Subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring any of the Company or its Subsidiaries or their respective businesses, assets, employees, officers and directors to any material extent are in full force and effect; each of the Company and its Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; there are no material claims by any of the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or its Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Change.

t. Transactions Affecting Disclosure to FINRA.

i. Finder’s Fees. Except as described in the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, broker’s, agent’s, consulting or origination fee by the Company or any Subsidiary with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or any Subsidiary or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

ii. Payments Within Twelve Months. Except as described in the Pricing Disclosure Package and the Prospectus, none of the Company or its Subsidiaries has made any direct or indirect payments (in cash, securities or otherwise) to: (A) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) any FINRA member; or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

iii. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

iv. FINRA Affiliation. There are no affiliations or associations between (A) any member of the FINRA and (B) the Company or any of its Subsidiaries or any of their respective officers, directors or, to the knowledge of the Company, 5% or greater security holders or, to the knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

v. Information. All information provided by the Company in its FINRA questionnaire to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

u. Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries or their respective affiliates, nor any director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its Subsidiaries or their respective affiliates, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or (C) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and its Subsidiaries and their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

v. Compliance with OFAC.

i. None of the Company or its Subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of any of the Company or its Subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, Burma/Myanmar, Iran, Libya, North Korea, Sudan and Syria) save except for Hong Kong.

ii. The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

A. to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

iii. For the past five years, none of the Company or its Subsidiaries has knowingly engaged in, and is now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

w. Money Laundering Laws. None of the Company or its Subsidiaries, to the Company’s knowledge their respective affiliates nor any of their respective officers, directors, supervisors, managers, agents, or employees, has violated, the Company’s participation in the Offering will not violate, and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with, each of the following laws: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

x. Lock-Up Agreements. Schedule IV hereto contains a complete and accurate list of the Company’s officers, directors and each beneficial owner (5% or greater holder) of the Company’s outstanding Ordinary Shares (or securities convertible or exercisable into Ordinary Shares) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Ordinary Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement. If the Representative, in its sole discretion, agrees to release or waive the restrictions of any Lock-Up Agreement between an officer or director of the Company and the Representative and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release substantially in the form of Exhibit B hereto, issued through a major news service, at least two Business Days before the effective date of the release or waiver.

y. Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that have not been described as required.

z. Sarbanes-Oxley Compliance. Except in each case as disclosed in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus:

i. Disclosure Controls. To the extent required, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”) and such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus.

ii. Compliance. The Company is in compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure its future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the provisions of the Sarbanes-Oxley Act.

iii. Accounting Controls. To the extent required, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable rules of the Exchange (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

aa. Investment Company Act. None of the Company or its Subsidiaries is or, after giving effect to the Offering and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

bb. No Labor Disputes. No labor problem or dispute with the employees of any of the Company or its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could result in a Material Adverse Change.

cc. Intellectual Property Rights. Each of the Company and its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of its business as currently carried on and as described in the Pricing Disclosure Package and the Prospectus. No action or use by any of the Company or its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Pricing Disclosure Package and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. None of the Company or its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by any of the Company or its Subsidiaries; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of any of the Company or its Subsidiaries in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 3(cc), reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by each of the Company or its Subsidiaries and, to the knowledge of the Company, the Intellectual Property Rights licensed to any of the Company or its Subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(cc), reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that any of the Company or its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(cc), reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company or its Subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or its Subsidiaries, or actions undertaken by the employee while employed with any of the Company or its Subsidiaries. To the Company’s knowledge, all material technical information developed by and belonging to any of the Company or its Subsidiaries which has not been patented has been kept confidential. None of the Company or its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Pricing Disclosure Package and the Prospectus and are not described therein. The Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by any of the Company or its Subsidiaries has been obtained or is being used by any of them in violation of any material contractual obligation binding on any of the Company or its Subsidiaries or, to the Company’s knowledge, any of their respective officers, directors or employees, or otherwise in material violation of the rights of any persons.

dd. Taxes. Except as would not result, individually or in the aggregate, in a Material Adverse Change (A) each of the Company and its Subsidiaries has filed all returns (as defined below) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof; and (B) each of the Company and its Subsidiaries has paid all taxes (as defined below) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against it. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from any of the Company or its Subsidiaries and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from any of the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

ee. ERISA and Employee Benefits Matters. None of the Company or its Subsidiaries maintains any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including any stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, under which (i) any current or former employee, director or independent contractor has any present or future right to benefits and which are contributed to, sponsored by or maintained by any of the Company or its Subsidiaries or (ii) any of the Company or its Subsidiaries has had or has any present or future obligation or liability.

ff. Compliance with Laws. Each of the Company and its Subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and none of the Company or its Subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and each of the Company and its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

gg. Ownership of Assets. Except as described in the Pricing Disclosure Package and the Prospectus, the properties held under lease by any of the Company or its Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries, as applicable.

hh. Compliance with Environmental Laws. Except as disclosed in the Pricing Disclosure Package and the Prospectus, none of the Company or its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, result in a Material Adverse Change; and none of the Company or its Subsidiaries is aware of any pending investigation which might lead to such a claim. None of the Company or its Subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

ii. Compliance with Occupational Laws. Except as described in the Pricing Disclosure Package and the Prospectus, each of the Company and its Subsidiaries (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against any of the Company or its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that would reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

jj. Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of any of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

kk. Business Arrangements. Except as disclosed in the Pricing Disclosure Package and the Prospectus, none of the Company or its Subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person or is bound by any agreement that affects the exclusive right of any of the Company or its Subsidiaries to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

ll. Industry Data. The statistical and market-related data included in each of the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. The Company has obtained all consents required for the inclusion of such statistical and market-related data in each of the Pricing Disclosure Package and the Prospectus.

mm. Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

nn. Emerging Growth Company. From the time of initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

oo. Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule V hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

pp. No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the Offering other than any Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(m) of this Agreement and, except as set forth on Schedule II, the Company has not made and will not make any communication relating to the Securities that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 4(m) of this Agreement.

qq. Payments of Dividends; Payments in Foreign Currency. Except as described in the Pricing Disclosure Package and the Prospectus, (i) none of the Company or its Subsidiaries is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or (C) transferring any of its properties or assets to the Company or any other Subsidiary; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries (A) may be converted into foreign currency that may be freely transferred out of such person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such person’s jurisdiction of incorporation or tax residence, and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such person.

rr. PFIC Status. Based on the Company’s current income and assets and projections as to the value of its assets and the market value of its Shares, including the current and anticipated valuation of its assets, the Company does not believe it was a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year, and does not expect to become a PFIC for its current taxable year or in the foreseeable future.

ss. Foreign Private Issuer. From the time of initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

tt. Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Ordinary Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

uu. Stock Exchange Listing. The Securities have been approved for listing on the Exchange upon official notice of issuance and, on the date the Registration Statement became effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Exchange Act, became effective.

vv. No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

ww. No Immunity. None of the Company or its Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the British Virgin Islands, Hong Kong, the PRC or the State of Florida, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any British Virgin Islands, Hong Kong, the PRC, Florida or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Escrow Agreement or the Representative’s Warrant; and, to the extent that the Company or any of its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement, the Escrow Agreement and the Representative’s Warrant.

xx. Validity of Choice of Law. The choice of the laws of the State of Florida as the governing law of this Agreement, the Escrow Agreement and the Representative’s Warrant is a valid choice of law under the laws of the British Virgin Islands and the PRC and will be honored by courts in the British Virgin Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to this Agreement, the Escrow Agreement and the Representative’s Warrant, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each the State of Florida and United States Federal court sitting in Palm Beach County (each, a “Florida Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to this Agreement, the Escrow Agreement and the Representative’s Warrant, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Escrow Agreement, any preliminary prospectus, the Pricing Disclosure Package, the Prospectus, the Registration Statement, or the offering of the Securities in any Florida Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in this Agreement, the Escrow Agreement and the Representative’s Warrant.

yy. Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a Florida Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Escrow Agreement or the Representative’s Warrant and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the British Virgin Islands, Hong Kong and the PRC, provided that with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the British Virgin Islands, Hong Kong or the PRC of such a Florida Court judgment would be, as of the date hereof, contrary to public policy of the British Virgin Islands, Hong Kong or the PRC.

zz. Officer’s Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(4) Certain Agreements of the Company. The Company agrees with the Underwriters as follows:

a. Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Securities Act. If the Company has elected to rely upon Rule 462(b) of the Securities Act to increase the size of the offering registered under the Securities Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Securities Act. The Company will prepare and file with the Commission, promptly upon the Representative’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Representative’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish the Representative and its counsel a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which the Representative shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

b. Notification of Certain Commission Actions. The Company will advise the Representative, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

c. Continued Compliance with Securities Laws.

i. Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Securities Act by the Underwriters or any dealer, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Pricing Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Pricing Disclosure Package) to comply with the Securities Act, the Company promptly will (x) notify the Underwriters of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance, and (z) notify the Underwriters when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) is filed.

ii. If at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Underwriters of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission, and (z) has notified or promptly will notify the Underwriters when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Securities Act.

d. Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 16 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

e. Furnishing of Prospectuses. The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any Statutory Prospectus relating to the Securities, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

f. Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as the Underwriters may reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

g. Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and their counsel copies of the Registration Statement (one of which will be signed and will include all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

h. Reporting Requirements. The Company will use commercially reasonable efforts to file on a timely basis with the Commission such periodic and special reports as required by the Exchange Act.

i. Payment of Expenses. The Company shall be responsible for and shall pay all expenses relating to the Offering, including: (i) all filing fees and communication expenses relating to the registration of the Securities and the filing of the offering materials with FINRA; (ii) all reasonable travel and lodging expenses incurred by the Representative or its counsel in connection with visits to, and examinations of, our company; (iii) translation costs for due diligence purposes; (iv) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the ‘blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of Representative’s counsel); (v) the costs of all mailing and printing of the placement documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; (vi) the costs of preparing, printing and delivering certificates representing the Securities, if any, and the fees and expenses of the transfer agent for such Securities; (vii) the reasonable cost of road show meetings and preparation of a power point presentation; and (viii) the legal fees of Representative’s counsel in connection with the purchase and sale of the Securities. Notwithstanding anything contained herein to the contrary, the Company’s obligation to pay accountable expenses of the Underwriters as set forth under items (ii), (iii), (vii) and (viii) shall not exceed $150,000. In addition, we have agreed to pay the costs associated with “tombstone” advertisements, not to exceed $8,000. In the event that the Offering is terminated, the Company agrees to reimburse the Underwriters pursuant to Section 7 hereof. The Company has already paid an expense deposit of $35,000 to the Representative, within three days of the execution of the letter of intent between the Company and the Representative, and an additional $35,000 upon receipt of the SEC’s first comments, for the Representative’s anticipated out-of-pocket expenses; any expense deposits will be returned to the Company to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

j. Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Pricing Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

k. Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Ordinary Shares which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

l. Emerging Growth Company. The Company will promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the Securities Act and (B) completion of the 180-day restricted period referenced to in Section 4(n) hereof.

m. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company or the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. Each Underwriter represents and agrees that, (A) unless it obtains the prior written consent of the Company, it has not distributed, and will not distribute any Written Testing-the-Waters Communication other than those listed on Schedule V, and (B) any Testing-the-Waters Communication undertaken by it was with entities that are qualified institutional buyers with the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act.

n. Company Lock Up. The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. The restrictions contained in this Section 4(n) shall not apply to (i) the Ordinary Shares to be sold hereunder and the issuance of the Representative’s Warrants, (ii) the issuance by the Company of Ordinary Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and (iii) the issuance by the Company, or the filing by the Company of a Registration Statement related thereto, of stock options or shares of capital stock of the Company under any equity compensation plan of the Company disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital.

o. Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Company’s Ordinary Shares reasonably acceptable to the Underwriters, and shall retain such transfer agent for a period of not less than one year from the First Closing Date.

p. Press Releases. The Company shall not issue any press release without the Representative’s prior written consent, commencing on the date of this Agreement and continuing for a period of 40 days from the First Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, each of which the Underwriters shall have a reasonable right to review in advance of publication.

q. PRC Compliance. The Company shall comply with the PRC Overseas Investment and Listing Regulations, and use its reasonable efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

r. Observer Rights. The Company shall, for a period of one year from the Effective Date, grant the Representative the right to send a representative to observe each meeting of the Company’s board of directors; provided, that (i) such representative shall sign a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with such Representative’s attendance at meetings of the Company’s board of directors; (ii) upon written notice to the Representative, the Company may exclude the Representative from meetings where, upon the written opinion of Company’s counsel, such representative’s presence would destroy the attorney-client privilege. The Company agrees to give the Representative written notice of each such meeting and to provide the Representative with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors, and reimburse the Representative for his/her/its reasonable out-of-pocket expenses incurred in connection with his/her/its attendance at the meeting, including but not limited to, food, lodging and transportation, as well as the same fees or compensation paid to non-employee directors of the Company. All these expenses have to be permitted by the Company before it happens.

(5) Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and as of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

a. Filing of Prospectuses. All filings required by Rules 424, 430A and 433 of the Securities Act shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

b. Continued Compliance with Securities Laws. The Underwriters shall not have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in the Underwriters’ reasonable opinion, is material or omits to state a material fact which, in the Underwriters’ reasonable opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Pricing Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in the Underwriters’ reasonable opinion, is material, or omits to state a fact which, in the Underwriters’ reasonable opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

c. Absence of Certain Events. Except as contemplated in the Pricing Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, none of the Company or its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there shall not have been any change in the share capital (other than a change in the number of outstanding Ordinary Shares of the Company due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of any of the Company (other than as a result of the conversion of convertible securities of the Company), or its Subsidiaries, or any issuance of options, warrants, convertible securities or other rights to purchase the share capital of any of the Company or its Subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in the Underwriters’ reasonable judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and in the Prospectus.

d. Officer’s Certificate. The Underwriters shall have received on and as of each Closing Date a certificate, addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company to the effect that:

i. The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

ii. No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

e. Chief Financial Officer’s Certificate. At each Closing Date, the Underwriters shall have received a certificate of the Company signed by the Chief Financial Officer of the Company, dated such Closing Date, certifying: (i) that the Memorandum and Articles of Association are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

f. Opinion of Counsel for the Company. At each Closing Date, the Underwriters shall have received the written opinion and negative assurance letter of Ellenoff Grossman & Schole LLP, U.S. counsel for the Company, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

g. Opinion of PRC Counsel for the Company. At each Closing Date, the Underwriters shall have received the written opinion of DeHeng Law Offices, PRC counsel for the Company, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

h. Opinion of British Virgin Islands Counsel for the Company. At each Closing Date, the Underwriters shall have received the written opinion of Maples & Calder, dated such Closing Date and addressed to the Underwriters in form and substance reasonably satisfactory to the Underwriters.

i. Opinion of Counsel for the Underwriters. At each Closing Date, the Underwriters shall have received the written opinion of Loeb & Loeb LLP, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters ..

j. No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date, prevent the issuance or sale of the Securities.

k. Good Standing. At each Closing Date, the Underwriters shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries, excluding the Company and/or each Subsidiary set forth on Schedule VI hereto, in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions or, for any such jurisdiction in which evidence of good standing may not be obtained from appropriate governmental authorities, in the form of an opinion of counsel licensed in the applicable jurisdiction.

l. Lock-up Agreements. The Underwriters shall have received all of the Lock-Up Agreements from the Lock-Up Parties, and the Lock-Up Agreements shall be in full force and effect.

m. Escrow Agreement. The Company shall have entered into the Escrow Agreement with the Representative and the Escrow Agent, and such agreement shall be in full force and effect.

n. Representative’s Warrant. At each Closing Date, as applicable, the Company shall issue the Representative’s Warrant to the Representative, as set forth in Section 1(d) hereof.

o. FINRA Matters. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

p. Comfort Letters. The Company shall have requested and caused the Auditor to have furnished to the Underwriters, at the Execution Time and at each Closing Date and any settlement date, letters (which may refer to letters previously delivered to the Underwriters), dated respectively as of the Execution Time and as of such Closing Date and any settlement date, in form and substance satisfactory to the Underwriters.

q. Exchange Listing. The Securities to be delivered on each Closing Date shall have been approved for listing on the NASDAQ Capital Market (the “Exchange”), subject to official notice of issuance and shall be DTC eligible.

r. Additional Documents. On or prior to each Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request.

(6) Indemnification and Contribution.

a. The Company agrees to indemnify, defend and hold harmless the Underwriters, their respective affiliates, directors and officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Underwriter Indemnified Party”), from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Marketing Materials, or any Written Testing-the-Waters Communications or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Marketing Materials, any Written Testing-the-Waters Communications or in any other materials used in connection with the offering of the Securities, in reliance upon and in conformity with the Underwriter Information. The indemnification obligations under this Section 6(a) are not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

b. Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Indemnified Party”), from and against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Representative), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Marketing Materials, any Written Testing-the-Waters Communications or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Marketing Materials or any Written Testing-the-Waters Communications in reliance upon and in conformity with the Underwriter Information, and will reimburse such Company Indemnified Party for any legal or other expenses reasonably incurred by it in connection with defending against any such loss, claim, damage, liability or action. The indemnification obligations under this Section 6(b) are not exclusive and will be in addition to any liability which each Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

c. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

d. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

e. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total Underwriting Fee received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

f. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to pay pursuant to this Section 6, either as indemnification or contribution or both, any amount in excess of the amount of the Underwriting Fee actually received by it pursuant to this Agreement.

g. For purposes of this Agreement, the Underwriters confirm, and the Company acknowledges, that there is no information concerning the Underwriters furnished in writing to the Company by the Representative specifically for preparation of or inclusion in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the Underwriter Information.

(7) Term and Termination of Agreement. The term of this Agreement will commence upon the execution of this Agreement and will terminate upon the consummation of the final Closing of the Offering; provided the Underwriters shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the First Closing Date, and the option referred to in Section 1(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Exchange, by such Exchange or by order of the Commission or any other governmental authority, (v) a banking moratorium shall have been declared by U.S. federal or New York State authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representative’s reasonable judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability on the part of any party to any other party, except that those portions of this Agreement specified in Section 9 shall at all times be effective and shall survive such termination. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement shall not be carried out for any reason whatsoever, the Company shall be obligated to pay to the Underwriters their reasonable, actual and accountable out-of-pocket expenses related to the transactions contemplated herein, less any advances previously paid which as of the date hereof is $70,000 (the “Advances”), then due and payable and upon demand the Company shall pay the full amount thereof to the Underwriters. To the extent that such out-of-pocket expenses are less than the Advances, the Underwriters will return to the Company that portion of the Advances not offset by such expenses. Notwithstanding anything to the contrary contained herein, any provision in this Agreement concerning or relating to confidentiality, indemnification, contribution, advancement, the Company’s representations and warranties and the Company’s obligations to pay fees and reimburse expenses will survive any expiration or termination of this Agreement.

(8) Underwriter Default.

a. If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares, and if the Firm Shares with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion to the total number of Default Securities then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Annex A hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters; subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

b. In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm Shares, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five (5) calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 8, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4(i), 6, 7, 8 and 9) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

c. In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the First Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ counsel, may be necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

(9) Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including any termination pursuant to Section 7, the payment, reimbursement, indemnity and contribution agreements contained in Sections 4(i), 6, 7, 8 and 9, and the Company’s covenants, representations, and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times. The indemnity and contribution provisions contained in Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, any person who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Underwriters, or by or on behalf of the Company, the Company’s directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities. The Company and the Underwriters agree to notify each other of the commencement of any proceeding against either of them promptly, and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement and the Prospectus.

(10) Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by reputable overnight courier (i.e., Federal Express) or delivered by facsimile or e-mail transmission to the parties hereto as follows

If to the Company, to:

EZGO Technologies Ltd.

Building #A, Floor 2, Changzhou Institute of Dalian University of Technology
Science and Education Town
Wujin District, Changzhou City

Jiangsu, China 213164

Attention: Jianhui Ye, Chief Executive Officer

Email: yejianhui@ez-go.com.cn

Facsimile: + 86 51983683805

with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention: Richard I. Anslow, Esq. and Richard Baumann, Esq.

Email: ranslow@egsllp.com and rbaumann@egsllp.com

Facsimile: (212) 370-7889

If to the Underwriters, to:

ViewTrade Securities, Inc.

Attention: Doug K. Aguililla

7280 West Palmetto Park Road, Suite 310

Boca Raton, FL 33433

Attention: Doug Aguililla

Email: dougagui@viewtrade.com

Facsimile: (561) 620-0302

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

21st Floor, CCB Tower

3 Connaught Road Central

Hong Kong SAR

Attention: Lawrence S. Venick, Esq.

Email: lvenick@loeb.com

Facsimile: +852-3923-1100

(11) Successors. This Agreement will inure to the benefit of and be binding upon parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

(12) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

(13) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, electronic delivery, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, electronic copy, or “.pdf” signature page were an original thereof.

(14) Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a. No Other Relationship. The Underwriters have been retained solely as independent contractors to act as underwriters in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any such Underwriter has advised or is advising the Company on other matters;

b. Arm’s-Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

c. Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

d. Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

(15) Amendment. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior and all contemporaneous agreements (whether written or oral), understandings and negotiations with respect to the subject matter hereof. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

(16) Confidentiality. In the event of the consummation or public announcement of the Offering, the Underwriters shall have the right to disclose their participation in the Offering, including through, at the Underwriters’ cost, the use of “tombstone” advertisements in financial and other newspapers and journals. The Underwriters agree not to use any confidential information concerning the Company provided to the Underwriters by the Company for any purposes other than those contemplated under this Agreement.

(17) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

(18) Submission to Jurisdiction; Appointment of Agent for Service. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Seventeenth Judicial Circuit Court in and for Palm Beach County, Florida or the United States District Court for the Southern District of Florida, Fort Lauderdale Division (each, a “Florida Court”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Company’s Subsidiaries irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Florida Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Puglisi & Associates as its authorized agent (the “Authorized Agent”) in the United States, upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of two years from the date of this Agreement.

(19) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The State of Florida on the Business Day preceding that on which final judgment is given. The obligation of the Company pursuant to this Agreement with respect to any sum due from it to the Underwriters or any person controlling the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by the Underwriters or controlling person of any sum in such other currency, and only to the extent that the Underwriters or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriters or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriters or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters or controlling person hereunder, the Underwriters or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters or controlling person hereunder.

(20) Time of Essence. Time shall be of the essence of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

EZGO Technologies Ltd.

By:	/s/ Jianhui Ye
Name: Jianhui Ye
Title: Chief Executive Officer

Accepted by the Representative, acting for itself and as

Representative of the Underwriters named on Annex A hereto,

as of the date first written above:

ViewTrade Securities, Inc.

By:	/s/ Douglas Aguililla
Name: Douglas Aguililla
Title: Director

Annex A

Name of Underwriters	Number of Securities Being Purchased (1)
ViewTrade Securities, Inc.	2,800,000
Total	2,800,000

(1)	The Underwriters may purchase an additional 420,000 Option Shares, to the extent the option described in Section 1(b) of this Agreement is exercised in the manner described in this Agreement.

Annex A-1

SCHEDULE I

Pricing Information

Initial public offering price per share for the Securities: $4.00

Number of Firm Shares offered: 2,800,000

Number of Option Shares offered: 420,000

Schedule I-1

SCHEDULE II

Certain Permitted Free Writing Prospectuses

Schedule II-1

ISSUER FREE WRITING PROSPECTUS

Dated January 20, 2021

Filed Pursuant to Rule 433

Registration No. 333-249687

EZGO TECHNOLOGIES LTD.
(Nasdaq: EZGO)

EZGO

Corporate Presentation | January 2021

EZGO TECHNOLOGIES LTD. (Nasdaq: EZGO) Issuer Free Writing Prospectus dated January 20, 2021 Filed Pursuant to Rule 433 of the Securities Act 1933, as amended R elating to Preliminary Prospectus dated December 15, 2020 Registration No. 333 - 249687 Corporate Presentation | January 2021

Schedule II-2

Free Writing Prospectus Statement EZGO Technologies Ltd . , or the Company, has filed a registration statement on Form F - 1 (including a prospectus) with the Securities and Exchange Commission, or the SEC, for the offering to which this free writing prospectus relates . The Registration Statement was declared effective by the SEC on December 31 , 2020 . Before you invest, you should read the prospectus in that registration statement including the risk factors described therein and other documents the Company has filed with the SEC for more complete information about the Company and this offering . Investors should rely upon the prospectus and any relevant free writing prospectus for complete details . You may obtain these documents and other documents the Company has filed for free by visiting EDGAR on the SEC web site at www . sec . gov . Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospect us if you request it by calling ViewTrade Securities, Inc. at 561 - 620 - 0306; ext. 128 . You may also access the Company’s most recent preliminary prospectus dated December 15, 2020, which is included in the amendment no. 1 to the Company’s registration statement on Form F - 1, as filed with t he SEC on the same date by visiting EDGAR on the SEC website at: https://www.sec.gov/Archives/edgar/data/1806904/000121390020042814/0001213900 - 20 - 042814 - index.htm

Schedule II-3

Disclaimer This presentation incorporates information from a prospectus filed with the SEC for the offering to which this communication relates and contains forward - looking statements . All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forwarding statements . The words “believe”, “may”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect”, and similar expressions are intended to identify forward looking statements . We have based these forward - looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short - term and long - term business operations and objectives, and financial needs . These forward - looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the "Risk Factors" section beginning on page 6 of the prospectus . It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements we may make . In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward - looking statements . The information in this free writing prospectus is preliminary and is subject to completion or change . You should read carefully the factors described in the “Risk Factors” section of the prospectus contained in the Registration Statement to better understand the risks and uncertainties in our businesses and any forward - looking statements .

Schedule II-4

Offering Summary See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 , which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 . Issuer EZGO Technologies Ltd. Exchange / Ticker NASDAQ:EZGO Offering Type Initial Public Offering Shares Offered 2,800,000 ordinary shares Over - allotment 15% (f or a total of 3,220,000 ordinary shares if the over - allotment option is fully exercised by the Underwriter) Filling Price USD $4.00 Use of Proceeds ▪ Approximately 20% for marketing and promotion of brand and products; ▪ Approximately 15% for purchasing high - quality charging piles and e - bicycles for the rental business; ▪ Approximately 20% for research and development activities for new products and technology; ▪ Approximately 15% for acquiring new and advanced production facilities and equipment for the production of e - bicycles; ▪ Approximately 30% for general administration and working capital. Lock - up 12 months for Directors, Officers and Certain Shareholders Underwriter ViewTrade Securities, Inc.

Schedule II-5

A Brief Introduction of Company EZGO Technologies, Inc. (the “Company ”, “we”, “our”, “us” or “EZGO”) seeks to become a leading short - distance transportation solutions provider in China. ▪ Leveraging our IoT product and service platform, we have established a business model centered on the sale of e - bicycles and batteries and e - bicycle rentals, complemented by sale of battery packs, battery cell trading and our charging pile business. ▪ Company’s financials: o H1 - 2020 Revenue (1) of $5.5M USD. o H1 - 2020 Revenue growth of 66% (2) over H1 - 2019. ▪ The Company’s headquarters are in Changzhou, Jiangsu, China. The Company’s showroom in Changzhou, Jiangsu, China See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 . (1) H 1 - 2020 are the 6 months ending on March 31 st , 2020 . (2) Revenues for H 1 - 2019 are the 6 months ending on March 31 st , 2019 which was $ 3 , 310 , 547 .

Schedule II-6

Investment Highlights Large Market for Electric Bicycles in China ▪ There are 250 million (1) units of e - bicycles in China and growing. Successful Business Model ▪ Manufacturing of e - bicycles – renting and selling them in a growing marketplace. ▪ Business model centered on the sale of e - bicycles and battery and e - bicycle rentals, complemented by sale of battery packs, battery cell trading and our charging pile business. Quality Technologies and R&D Capabilities ▪ Rich portfolio of products – 30+ models of e - tricycles / e - bicycles / e - mopeds. ▪ IoT technology and applications for all models. Quality Management Team ▪ Focused on controlling costs and growing sales. ▪ Focused on innovating to respond to customers needs. Growing Brand Awareness ▪ Dilang and Cenbird are the e - bicycle brands and Hengdian is the smart charging pile. brand. Company’s focus is to make these brands synonymous with quality and reliability . See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 . (1) According to the statistics released by the Mistry of Industry and Information Technology of PRC

Schedule II-7

Our Business The Company’s Products and Services. ▪ Our product portfolio includes lithium batteries, Dilang - brand and Cenbird - brand e - bicycles and e - tricycles, and Hengdian - brand smart charging piles. ▪ The Company specifically does the following: o ( i ) trade lithium cells; o (ii) rent and sell lithium batteries; o (iii) design, manufacture, rent and sell e - bicycles and e - tricycles; and o (iv) sell, franchise and operate smart charging piles for e - bicycles and other electronic devices. ▪ We also provide after - sales services for our e - bicycles, including technical support, parts supply and sales of peripheral products and derivatives, including raincoats, helmets and mobile phone brackets. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-8

Products and Services Battery and E - Bicycle Rental Services. ▪ We began our lithium battery rental business under the brand “ Hengmao ” in early 2017. Initially, we provided battery rental services to sublease agents, who then leased them to individual and group customers such as EMS and other express service providers. ▪ Since May 2018, we purchased customized charging cabinets and smart battery exchange cabinets from different third parties and developed an IoT rental platform where our end customers can rent lithium batteries directly from us. ▪ Our total rental resources include approximately 9,600 batteries and 3,140 e - bicycles without batteries as of March 31, 2020. ▪ Leveraging our IoT platform, we are able to recognize each battery in the smart exchange cabinets through an embedded ID chip and distribute our batteries to the registered customers in real time through our Wechat applet. ▪ Through the Wechat applet, customers can open the cabinets to take rented batteries and return used batteries. Owners/renters of e - bicycles would rent our lithium batteries by pre - ordering it on their phones and picking them up at a storage swap facility . See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-9

Products and Services Dilang E - Bicycles. ▪ Dilang - brand e - bicycles include eight models of new standards e - bicycles with 3C certification. ▪ We also produce urban - style e - tricycles under the Dilang brand which are not required to hold any 3C certification. In 2020, we plan to apply for 3C certification for 20 to 30 New National Standards e - bicycle models. ▪ The Dilang brand of products are primarily sold through regional distributors. ▪ Customers can pick up their e - bicycles at nearby offline shops around Beijing, Tianjin, Changzhou and Wuhu, and we also provide delivery to customers in Beijing and Tianjin. ▪ Through our regional distributor in Beijing, we have developed a network of seven offline stores where customers can pick up purchased products. These offline stores also offer after - sales services. Dilang E - Bicycle (selected) Models Urban e - tricycle: A6 Urban e - tricycle: X7 TDT002Z TDT001Z See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-10

Products and Services Cenbird E - Bicycles. ▪ The Cenbird product portfolio includes high - speed non - new standards e - bicycles, light electric motor scooters (e - mopeds) and new standards e - bicycles. ▪ Currently, all Jiangsu Cenbird products are manufactured through original design manufacturer outsourcing by Changzhou Cenbird . ▪ The Cenbird brand of products are primarily sold through offline stores. Cenbird E - Bicycle (selected) Models T3 HONGYING DQ7 - 7A T2 See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-11

Products and Services Rendering of our Charging Piles (L) and installation at an underground garage in Beijing (R). Charging Piles. ▪ We have developed our own smart charging piles under the brand named “ Hengdian ”. ▪ Our smart charging pile business includes hardware provision to franchisees with whom we enter into co - investment and income - sharing arrangements, and self - operation. ▪ Our smart charging piles satisfy the highest electric spark fire protection standards that are obtainable in the PRC. ▪ IoT smart control capability allows us to remotely monitor the charging status of each port, and a broad voltage range, and can be used to charge e - bicycles, mobile phones and laptops. ▪ The M version of our smart charging piles will be portable and can be used both at fixed locations like park and on long - distance coaches and tour buses. ▪ Our smart charging piles can also serve as advertising terminals, which increases their value - adding potential to our company. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-12

Our Customers Our customers are in three different segments. ▪ Customers for our battery and e - bicycle rental business are predominantly individuals, including end - customer and sublease agents. o Historically, the sublease agents played a critical role in our rental business in 2018 and 2019. ▪ The customers for e - bicycle sales include individuals and institutional distributors, as well as individual customers. ▪ For smart charging piles, part of our customers are franchisees. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-13

Sales and Marketing We adopt different sales tactics for the different brands we operate. ▪ Hengmao is our lithium battery brand, Dilang and Cenbird are our e - bicycle brands, and Hengdian is our smart charging pile brand. o Our Hengmao - brand batteries are primarily being rented, with a portion of them sold to customers who need to replace their old lead - acid batteries, including as a result of our promotional activities. o For the Dilang and Cenbird brands of e - bicycles, our marketing strategies include continuously developing new models of e - bicycles and making full use of new media to promote our products as well as developing offline agents. We plan to expand overseas by attending various international electronics exhibitions to market our products in North America. o Marketing for our Hengdian smart charging piles is mainly carried out by relationship marketing and by telephone calls and visits made by our sales team. Franchisees and distributors are responsible for relationship marketing, including seeking access to parking lots through relationships with property owners and property management companies. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-14

Recent Financial Performance $3,191,560 $5,194,259 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 $5,000,000 $5,500,000 $6,000,000 2018 2019 $3,310,547 $5,511,298 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 $5,000,000 $5,500,000 $6,000,000 $6,500,000 H1-2019 H1-2020 The Company’s revenue continues to grow. ▪ EZGO had revenues of $3,191,560 FY - 2018 (1) vs. revenues of $5,194,259 in FY - 2019 (1) | +growth of 63%. ▪ The Company has H1 - 2019 (2) revenues of $3,310,547 vs. H1 - 2020 revenues of $5,511,298 (2) | +growth of 66%. ▪ A significant portion of growth is coming from the E - bicycle sales segment – an increase of $ 3,371,641 in H1 - 2020 alone . Revenue (for the years ended September 30) | 2018 vs. 2019 Revenue ( f or the 6 months ended March 31) | 2019 vs. 2020 +63% +66% See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 . (1) FY - 2018 are the 12 months ending on September 30 th , 2018 and FY - 2019 are the 12 months ending on September 30 th , 2019 . (2) H 1 - 2019 are the 6 months ending on March 31 st , 2019 , and H 1 - 2020 are the 6 months ending on March 31 st , 2020 .

Schedule II-15

Market Sizing and Drivers According to data released by the Chinese Ministry of Emergency Management and the Director of the Comprehensive Coordination Department of Work Safety, China’s e - bicycles have developed rapidly in recent year. ▪ It is estimated that by the end of 2019, the total number of e - bicycles in China may exceed 300 million. ▪ With the implementation of the New National Standards, we expect that approximately 60% of these e - bicycles will be gradually replaced by new products that comply with the New National Standards. ▪ Taking into account both the replacements and increasing new demand, it is estimated that the aggregate demand for e - bicycles compliant with the New National Standards will be no less than 250 million units over the next two to three years, with a potential sales value of approximately RMB 500 billion (approximately $70 billion) if the New National Standards is strictly enforced nationwide. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-16

Growth Strategy We are committed to providing cost - effective and convenient solutions for short distance travelers through the design, manufacture, rental and sale of high - quality e - bicycles, with high endurance lithium batteries, to meet different levels of consumer demand, and through the operation of smart charging piles in communities. ▪ We also plan to launch our online 4S (which stands for Sale, Spare - part supply, after - sale Service and Survey) services to enhance our sales capacity by combining our online sales portals and offline service and support channels. ▪ In the near term, we plan to maintain our lithium battery rental and sales business and expand our e - bicycle manufacturing . ▪ We plan to expand our Cenbird's e - bicycle market overseas, including the United States, Brazil, Southeast Asian countries and Europe, through cooperation arrangements with local agents should the opportunities arise. ▪ We plan to u pgrade our smart charging piles partially with LCD screens, which could allow us to generate advertisement income in the future. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-17

Marketing Activities The Company is continuously seeking new opportunities to bring additional attention to the portfolio of brands it owns, including: ▪ Attending various international electronics exhibitions. ▪ Increasing its targeted advertising in certain areas, including bus and train stations. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-18

Manufacturing Facilities In December 2019, the new standards e - bicycle production line of Tianjin Dilang was put into production. ▪ The production capacity of the production line is approximately 300,000 units per year. ▪ Although the COVID - 19 pandemic slowed the production of Tianjin Dilang in February 2020 and March 2020, we have gradually resumed the production since April 2020. ▪ As of June 30, 2020, we have produced 10,388 units in total with an average monthly utilization rate of approximately 7%. It is expected that the total output of Tianjin Dilang will reach 21,600 units and reach an average monthly utilization rate of 14.4% for the period between July 1 to December 31 of the year 2020. ▪ We can also estimate that the total output of Tianjin Dilang will reach approximately 32,000 units with annual average utilization rate of approximately 10.67% in 2020 and 100,000 units with an annual average utilization rate of approximately 33.3% by the end of 2021. ▪ According to our forecast, it is estimated that the total sales volume of e - bicycles of the Dilang brand will reach 240,000 units or 80% of utilization rate annually by the end of 2024. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-19

EZGO has significant intellectual property as well as trademarks. ▪ Patents: We had 7 registered patents in China, covering battery cell manufacturing, battery packing and two - stroke permanent magnet engines as well as e - bicycle manufacturing. ▪ Trademarks: We owned five registered trademarks and had right to use one registered “ Cenbird ” trademark. Our trademarks include the combination of graphs and names for Dilang , Yidianxing , Hengmao , Shijilanxiang , Cenbird and Baozhe . ▪ Domain names: We have six registered domain names in China, including www.ez - go.com.cn , www.ezgotech.com.cn , www.ezgotech.cn , www.dilangmotocycle.com , www.dilangtech.com and www.cenbird.com.cn . ▪ Software copyrights: We had a large portfolio of protected software copyrights, including 11 software copyrights registered in China. No. Patent Description Holder Patent Type Patent Number Duration 1 Two - stroke permanent magnet engine Yizhiying IoT Invention ZL201010552062.5 November 19, 2010 to November 18, 2030 2 Lithium battery module battery pack Hengmao Power Battery Utility Model ZL201220314654.8 June 29, 2012 to June 28, 2022 3 Electric vehicle headlamp device Yizhiying IoT Utility Model ZL201922413164.8 December 27, 2019 to December 26, 2029 4 Leakage prevention device for electric vehicle Yizhiying IoT Utility Model ZL201922418505.0 December 28, 2019 to December 27, 2029 5 Portable foldable bicycle Yizhiying IoT Utility Model 201922390563.7 December 27, 2019 to December 26, 2029 6 Labor - saving simple car ladder Yizhiying IoT Utility Model 201922414574.4 December 28, 2019 to December 27, 2029 7 Detachable and lifting basket Yizhiying IoT Utility Model 201922419538.7 December 28, 2019 to December 27, 2029 Intellectual Property & Trademarks See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-20

Use of Proceeds Use of Proceeds Approximately 20% ▪ For marketing and promotion of our brand and products, including expanding our business globally, in the first two years after the completion of the offering. Approximately 15% ▪ For purchasing high - quality charging piles and e - bicycles for our rental business. Approximately 20% ▪ For research and development activities for our new products and technology, including building experimental workshops for the testing of new models, new technologies and new applications. Approximately 15% ▪ For acquiring new and advanced production facilities and equipment for the production of our e - bicycles, and for improving the environmental impacts of our facilities. Approximately 30% ▪ For general administration and working capital. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 . The Company will be allocating proceeds from the IPO to foster growth in the businesses, in the following ways:

Schedule II-21

Jianhui Ye | Chief Executive Officer & Director ▪ Mr. Ye has been serving as our Chief Executive Officer and Director since August 2019, the General Manager of Hengmao Power Battery since October 2017 and the Chief Executive Officer and Director of our VIE, Jiangsu Baozhe , since August 2019. ▪ Mr. Ye is responsible for our daily operations and formulation of our business strategies. ▪ From September 2016 to September 2017, Mr. Ye served as a senior investment manager of Guoyuan Securities Inc., a securities brokerage firm in Hong Kong. ▪ From July 2014 to September 2016, Mr. Ye served as a compliance risk control manager of Guangdong Juniu Investment Management Company Limited, an investment management company in China. ▪ From September 2010 to July 2014, Mr. Ye served as an investment manager of Guangzhou Huifu Enterprise Consulting Co., Ltd, a consulting company in China. ▪ Mr. Ye obtained his fund qualification certificate from the China Securities Investment Fund Industry Association in August 2018. ▪ Mr. Ye received a bachelor’s degree from Shenzhen University in July 2010. Management Team See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-22

Jingyan Wu | Chief Financial Officer Shuang Wu | Chief Operating Officer ▪ Mr. Wu has been serving as our Chief Operating Officer and the Chief Operating Officer of our VIE, Jiangsu Baozhe since August 2019. ▪ Mr. Wu has extensive experience in operation and marketing. ▪ Mr. Wu has been serving as the Senior Manager of Changzhou Yizhiying IoT since August 2018. ▪ From June 2015 to December 2017, Mr. Wu served as a Senior Manager of Shanghai Dafeng Investment Group, an investment company in China. ▪ From November 2011 to December 2014, Mr. Wu served as the Assistant to General Manager of Travelex, a famous currency exchange company in the world. ▪ From June 2009 to November 2011, Mr. Wu served as a Financial Advisor of Westpac Bank. ▪ Mr. Wu received his bachelor’s degree from Massey University of New Zealand in April 2007 and master’s degree from Massey University of New Zealand in August 2016. ▪ Ms. Wu has been serving as our CFO and the Chief Financial Officer of our VIE, Jiangsu Baozhe , since September 1, 2020. ▪ +20 years of professional experience in accounting and auditing, including +10 years serving at U.S. public companies and public accounting firms. ▪ From June 2018 to August 2020, Ms. Wu served as a Senior Internal Auditor of MSIG Holdings (U.S.A.) Inc. ▪ From November 2009 to June 2018, Ms. Wu served as a Senior Internal Auditor of Children’s Place Inc. (Nasdaq: PLCE). ▪ From February 2007 to November 2009, she served as a Senior Auditor of Deloitte Touche Tohmatsu Limited. ▪ Ms. Wu has been a Certified Public Accountant since 2005 and is currently a licensed Certified Public Accountant in the States of New Jersey and Illinois. ▪ Received her bachelor’s degree from Shanghai University of Finance & Economics in June 1993 and master’s degree in Accountancy from University of Illinois, Urbana - Champaign in May 2004. Management Team (continued) See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-23

EZGO TECHNOLOGIES LTD. ISSUER UNDERWRITER VIEWTRADE SECURITIES, INC. 7280 W Palmetto Park Road Suite 310 Boca Raton, FL 33433 561 - 620 - 0306 x103 561 - 620 - 0302 F Brian Herman | Managing Director brian.herman@viewtrade.com Building #A, Floor 2, Changzhou Institute of Dalian University of Technology, Science and Education Town Wujin District, Changzhou, Jiangsu , China 213164 +86 51983683805 Jianhui Ye | CEO ir@ez - go.com.cn Contact Information See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Schedule II-24

SCHEDULE III

Subsidiaries

Hong Kong JKC Group Co., Limited

Changzhou Jiekai New Energy Technology Co., Ltd.

Schedule III-1

SCHEDULE IV

Lock-Up Parties

5% or Greater Shareholders
1.	WXYZ Group Ltd.
2.	JKC Investment Holding Co., Ltd.
3.	Wealthford Capital Limited
4.	Xingcaitong Growth 2 Investment Management Co., Ltd.
5.	Xingcaitong Growth 1 Investment Management Co., Ltd.
6.	Ting Yao
7.	Deepsea Technologies Co., Ltd.

Executive Officers, Directors and Director Nominees
1.	Jianhui Ye
2.	Jingyan Wu
3.	Shuang Wu
4.	Di Wu
5.	Robert Johnson
6.	Junying Sun
7.	Guanneng Lai

Schedule IV-1

SCHEDULE V

Testing the Waters Communications

Schedule V-1

SCHEDULE VI

Good Standing

Schedule VI-1

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

CBDE181DF7

CERTIFICATE OF GOOD STANDING
(SECTION 235)

The REGISTRAR OF CORPORATE AFFAIRS, of the British Virgin Islands HEREBY CERTIFIES that, pursuant to the BVI Business Companies Act, 2004 at the date of this certificate, the company,

EZGO TECHNOLOGIES LTD.
易电行科技有限公司
BVI COMPANY NUMBER: **2005206**

1. Is on the Register of Companies;

2. Has paid all fees and penalties due under the Act;

3. Has filed with the Registrar a copy of its register of directors which is complete;

4. Has not filed articles of merger or consolidation that have not become effective;

5. Has not filed articles of arrangement that have not yet become effective;

6. Is not in voluntary liquidation;

7. Is not in liquidation under the Insolvency Act, 2003;

8. Is not in receivership under the Insolvency Act, 2003;

9. Is not in administrative receivership; and

10. Proceedings to strike the name of the company off the Register of Companies have not been instituted.

REGISTRAR OF CORPORATE AFFAIRS • BVI FINANCIAL SERVICES COMMISSION • FSC

REGISTRAR OF CORPORATE AFFAIRS
25th day of January, 2021

Schedule VI-2

EXHIBIT A

Form of Lock-Up Agreement

January 25, 2021

ViewTrade Securities, Inc.

7280 W. Palmetto Park Road Suite 310

Boca Raton, Florida 33433

As Representative of the Underwriters

named on Annex A to the Underwriting Agreement

Dear Sirs:

To induce ViewTrade Securities, Inc. (the “Representative”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of ordinary shares (the “Ordinary Shares”), of EZGO Technologies Ltd. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of the Representative during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares (including Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Undersigned’s Securities or such other securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to, the registration of any Undersigned’s Securities or any security convertible into or exercisable or exchangeable for Ordinary Shares; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date 12 months after the date of the final prospectus used to sell Ordinary Shares in the Offering pursuant to the Underwriting Agreement.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Ordinary Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Exhibit A-1

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) by testate succession or intestate succession or (vi) pursuant to the Underwriting Agreement; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. Furthermore, notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities in a transaction not involving a public offering or public resale; provided that (x) the transferee agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, and (y) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Ordinary Shares if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Representative that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, or (iii) the securities as mentioned in the Registration Statement have not been approved for listing on the NASDAQ Capital Market.

The undersigned understands that the underwriters named in the Underwriting Agreement are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

[Signature Page Follows]

Exhibit A-2

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exhibit A-3

EXHIBIT B

Form of Company Press Release for Waivers or Releases

of Officer/Director Lock-Up Agreements

EZGO Technologies Ltd.

Building #A, Floor 2, Changzhou Institute of Dalian University of Technology,

Science and Education Town,

Wujin District, Changzhou City

Jiangsu, China, 213164

[●]

EZGO Technologies Ltd. (the “Company”) announced today that ViewTrade Securities, Inc., [the sole Underwriter], is [waiving] [releasing] [a] lock-up restriction[s] with respect to an aggregate of [●] ordinary shares held by certain [officers] [directors] of the Company. These [officers] [directors] entered into lock-up agreements with ViewTrade in connection with the Company’s initial public offering.

This [waiver] [release] will take effect on [●] [date that is at least 2 business days following date of this press release].

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B-1